Exhibit 10.4

TRANSLATION FOR CONVENIENCE ONLY – NOT LEGALLY BINDING

BLÄTTCHEN & PARTNER

Ref.: Agreement between AIXTRON and BLÄTTCHEN & PARTNER AG 2

1.- Scope of the Agreement

AIXTRON requests and B & P accepts to perform consultancy services for the Oscar project on the basis of this Agreement.

Conferences on the status of the consultancy services will take place if and when desired by AIXTRON or B & P after prior arrangement.

B & P will not provide legal or tax consultancy services. This right is reserved by the members of the respective professions. If and to the extent to which such persons are mandated for the execution of this contract, they will be directly mandated by AIXTRON.

2.- Kind of Services

For the B & P services referred to in para. 1 AIXTRON makes all necessary figures, facts, planning data, and other information available either by itself or through an accountancy firm mandated by AIXTRON. The Parties agree that the services of B & P do not include the survey of any figures, facts, planning data or other information made available, except for tests of plausibility. The services of B & P are restricted to the preparation and analysis of the material handed over within the scope set-forth in para. 1.

3.- Confidentiality

B & P will treat all information that is made available to it confidential and will take all measures necessary to maintain non-disclosure. B & P will bind all its staff and subcontractors to secrecy. This confidentiality clause survives the term of this Agreement.

TRANSLATION FOR CONVENIENCE ONLY – NOT LEGALLY BINDING

BLÄTTCHEN & PARTNER

Ref: Agreement between AIXTRON and BLÄTTCHEN & PARTNER AG 3

4.- Compensation

For the project a consultation fee on an hourly basis is agreed upon. An hour of a partner is billable at € 220,— in the case of Prof. Dr. Blättchen otherwise at € 200,—, an hour of a consultant is billable at € 120,—.

The necessary expenses for board and lodging during travel at the request or with the consent of AIXTRON are to be refunded. The rate for travel expenses currently amounts to € 30,— per day and € 30,— per night, respectively according to hotel receipt, as well as first class rail or business class air travel. Every kilometre travelled by car is compensated with € 0,60. Related costs incurred due to the consultancy services will be displayed separately on the invoice and accounted for with a 15 % lump-sum of the fee charged on an hourly basis.

Fees, expenses, travel and related costs do not include value added tax which will be brought to account separately at the rate applicable in each case.

This Agreement does not constitute a work or employment contract.

5.- Duration of the Agreement

This agreement becomes effective upon signature of both Parties. It shall continue in full force indefinitely and can be terminated at the end of each month at one weeks’ notice by registered mail.

6.- Liability

B & P will use its best endeavour to render the services described to everyone’s satisfaction. Should AIXTRON nevertheless incur damage resulting from the services of B & P liability is restricted to such damage that is the result of B & P’s intentional or reckless conduct.

TRANSLATION FOR CONVENIENCE ONLY – NOT LEGALLY BINDING

BLÄTTCHEN & PARTNER

Ref.: Agreement between AIXTRON and BLÄTTCHEN & PARTNER AG 4

B & P’s liability for recklessness is limited to a maximum amount of € 200.000,—.

A claim for damages is precluded after a period of six months after the company has had knowledge of the damage and the incident giving rise to the claim, at the latest, however, after five years after the incident giving rise to the claim.

7.- Miscellaneous

B & P’s responsibility for information/clarification, review or notification does not extend beyond what is the generally accepted standard in the business of management consultancy. The contractual Parties will endeavour to settle possible disputes amicably. Where legally possible Munich is agreed to be the place of jurisdiction.

8.- Severability Clause

The invalidity of any particular provision of this Agreement shall not affect the other provisions hereof.

The invalid or non-executable provision shall be replaced by a valid and executable one which, from the commercial point of view, approximates what the Parties had initially intended.

TRANSLATION FOR CONVENIENCE ONLY – NOT LEGALLY BINDING

Leonberg, June 22, 2004-12-17 BLÄTTCHEN & PARTNER AG	Aachen, June 30, 2004-12-17 AIXTRON AG

(signature)	(signature)

Prof. Dr. Wolfgang Blättchen	Christopher C. Dodson
Member of the Executive Board	Executive Vice President/CFO

(signature)

Dr. Stephan Mahn
Member of the Executive Board

TRANSLATION FOR CONVENIENCE ONLY – NOT LEGALLY BINDING

BLÄTTCHEN & PARTNER

AGREEMENT

between

AIXTRON AG

Kackertstrasse 15-17

52072 Aachen

in the following “AIXTRON”

and

BLÄTTCHEN & PARTNER AG

P.O. Box 18 24

71229 Leonberg

in the following “B & P”